                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       KREISS JOHNSON TECHNOLOGIES, INC.,

                            a California Corporation

       The undersigned David Kreiss and John Trzeciak hereby certify that:

ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

TWO:  The Articles of  Incorporation  of said  corporation  shall be amended and restated to read in full as follows:

                                   ARTICLE I.

The name of this corporation (the "Corporation") is Kreiss Johnson Technologies,
Inc.

                                   ARTICLE II.

The purpose of this  Corporation  is to engage in any lawful act or activity for which a  corporation  may be  organized  under the  General  Corporation  Law of
California  other than the banking  business,  the trust company business or the practice  of a  profession  permitted  to  be  incorporated  by  the  California
Corporations Code.

                                  ARTICLE III.

This  Corporation  is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Series A Preferred Stock." The total number of shares which the  Corporation is authorized to issue is Six Million  (6,000,000)
shares  consisting of (a) Three Million Nine Hundred Seventy Eight Thousand Nine
Hundred Ten (3,978,910)  shares of Common Stock,  and (b) Two Million Twenty One
Thousand Ninety  (2,021,090)  shares of Preferred  Stock, of which Three Hundred
Thousand,  Five Hundred  (300,500)  shares shall be Series A Preferred Stock and
One Million Seven Hundred Twenty Thousand Five Hundred Ninety (1,720,590) shares shall be Series B Preferred  Stock.  The Board of Directors  of the  Corporation
(the  "Board") is hereby  authorized  to fix or alter the  rights,  preferences, privileges  and  restrictions  granted to or imposed upon  additional  series of
Preferred Stock,  and the number of shares  constituting any such series and the designation thereof, or of any of them. The Board is also authorized to increase or decrease  the number of shares of any series  after the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so  decreased,  the shares  constituting such  decrease  shall  resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A.  Rights,  Preferences  and  Restrictions  of  Preferred  Stock.  The  rights, preferences,  restrictions  and other matters relating to the Series A Preferred
Stock and Series B Preferred Stock ("Senior Stock") are as follows:

     1. Designation and Definitions

          (a)  Designation of Series.  The first series of Preferred Stock shall be and hereby is  designated  as Series A  Preferred  Stock (the  "Series A
     Stock")  which  shall  consist  of  Three  Hundred  Thousand  Five  Hundred
     (300,500) shares.  The second series of Preferred Stock shall be and hereby is  designated  as Series B Preferred  Stock (the  "Series B Stock")  which shall  consist of One Million Seven  Hundred  Twenty  Thousand Five Hundred
     Ninety (1,720,590) shares.

          (b)  Definitions.   The  following  terms  shall  have  the  following
     definitions:

          "Liquidation"  means (A) any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation, (B) the sale of substantially all of the Corporation's assets by the Corporation,  or (C) the acquisition of the  Corporation by another entity (other than a mere  re-incorporation)
     by means of a merger or other form of corporate reorganization in which the outstanding  shares of this  Corporation  are exchanged  for  securities or other consideration issued by or on behalf of the acquiring  corporation as a result of which the shareholders of the Corporation  immediately prior to such  transaction  hold  less  than  fifty  (50%)  percent  of  the  equity securities of the surviving or resulting corporation.

          "Original  Price"  shall  mean $ .832 per share for Series A Stock and
     $1.74 per share for Series B Stock.

          "Issuance  Date" shall mean with  respect to each series of  Preferred
     Stock the date on which a share of that series of Preferred Stock was first issued.

          "Recapitalization  Events" shall mean stock splits,  stock  dividends,
     recapitalizations,   reclassifications  and  similar  events  described  in
     Section 4.

     2. Dividend Provisions.

          (a) Series B Stock.  The  holders of shares of Series B Stock shall be entitled to receive,  pro rata in  accordance  with the number of shares of
     Series B Stock held by each such  holder,  upon (i) the  redemption  of the
     Series B Stock; or (ii) a Liquidation,  annual dividends, out of any assets legally available  therefor,  prior and in preference to any declaration or payment of any dividend on the Series B Stock or Common Stock,  at the rate
     of  eight  (8%)   percent  of  the   Original   Price  (as   adjusted   for
     Recapitalization  Events  described in Section 4),  payable when, as and if declared by the Board.  Such dividends  shall be  cumulative.  No dividends shall be declared or set aside for the Corporation's  common stock ("Common
     Stock"),  Series A Stock or other junior  capital  stock unless at the same time or prior  thereto  all accrued  and unpaid  dividends  on the Series B
     Stock,  shall be declared,  set aside and paid on all the then  outstanding shares of Series B Stock.  In the event that funds  legally  available  for distribution  are insufficient to fully pay the dividend due and payable on such Series B Stock to all holders of outstanding  Series B Stock, then all funds legally  available for  distribution  shall be paid to the holders of shares of Series B Stock pro rata in  accordance  with the number of shares of Series B Stock held by each such holder.

          (b)  Series A Stock.  Dividends  shall be  payable  to the  holders of
     Series A Stock, out of funds legally  available  therefor,  when, as and if declared by the Board acting in its sole  discretion.  All dividends on the
     Series A Stock shall be non-cumulative.

     3. Liquidation.

          (a) Series B Stock.  In the event of any  Liquidation,  the holders of shares of Series B Stock then outstanding  shall be entitled to be paid out of  the  assets  of  the  Corporation  available  for  distribution  to its shareholders, before payment to the holders of Series A Stock, Common Stock or other junior capital stock,  by reason of their  ownership  thereof,  an amount equal to the Original  Price for each share of Series B Stock,  plus an amount equal to all  dividends  declared or accrued and not paid on such share of Series B. If upon any such Liquidation the remaining assets of the
     Corporation  available  for  distribution  to  its  shareholders  shall  be insufficient to pay the holders of shares of Series B Stock the full amount to which they shall be  entitled  under the  preceding  sentence,  then the entire assets of the Corporation  shall be distributed among the holders of shares of Series B Stock  ratably in  proportion  to the shares of Series B
     Stock held by such holders.  The Series B  Liquidation  Price is subject to adjustment  for the  Recapitalization  Events  set forth in  Section 4. The amount  determined  under this Section 3(a) is referred to as the "Series B
     Liquidation Price".

          (b) Series A Stock. Subject to the payment of all preferential amounts required  to be paid to the  holders of Series B Stock  pursuant to Section
     3(a),  upon the  Liquidation of the  Corporation,  the holders of shares of
     Series A Stock  then  outstanding  shall be  entitled  to  receive,  before payment to the holders of Common Stock or other junior  capital  stock,  by reason of their  ownership  thereof,  an amount equal to the Original Price for each  share of  Series A Stock  plus an amount  equal to all  dividends declared  or  accrued  and not paid on such  share of  Series A Stock  (the
     "Series A Liquidation  Price").  If upon any such Liquidation the remaining assets of the Corporation  available for distribution to its  shareholders, after the  payment to the  holders of Series B Stock as provided in Section
     3(a),  shall be insufficient to pay the holders of shares of Series A Stock the full amount to which they shall be entitled,  then the entire remaining assets of the Corporation  shall be distributed among the holders of shares of Series A Stock  ratably  in  proportion  to the shares of Series A Stock held by such  holders.  The  Series  A  Liquidation  Price  is  subject  to adjustment for the Recapitalization Events set forth in Section 4.

          (c) Common Stock.  Subject to the payment of all preferential  amounts required  to be paid to the holders of Series B Stock and Series A Stock as set  forth  in  Sections  3(a)  and  3(b),  upon  the  Liquidation  of  the
     Corporation, the holders of shares of Series B Stock then outstanding shall participate  with  holders  of  Common  Stock  then  outstanding  as to the remaining  assets  of the  Corporation  available  for  distribution,  on a proportionate  basis as though  the  holders of the Series B Stock were the holders  of shares of Common  Stock of the  Corporation  into  which  their shares of Series B Stock are  convertible  as of the record  date fixed for the  determination  of the  holders  of  Common  Stock  of the  Corporation entitled to receive such distribution.

          (d) Valuation. If upon a Liquidation the consideration received by the
     Corporation  is other than cash,  its value will be deemed its fair  market value. Any securities shall be valued as follows:

               (i) Securities not subject to investment  letter or other similar restrictions on free marketability:

                    (A)  If  traded  on  a   securities   exchange   or  through
               NASDAQ-NMS,  the value  shall be deemed to be the  average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                    (B) If actively traded over-the-counter,  the value shall be deemed  to be the  average  of the  closing  bid or  sale  prices
               (whichever is applicable) over the 30-day period ending three (3)
               days prior to the closing; and

                    (C) If there is no active public market,  the value shall be the fair market value thereof, as determined in good faith by the
               Board

                         (ii) The method of valuation of  securities  subject to
                    investment   letter   or   other    restrictions   on   free
                    marketability  (other than  restrictions  arising  solely by virtue of a  shareholder's  status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value  determined  as above in (i) (A), (B) or (C) to reflect  the  approximate  fair  market  value  thereof,  as mutually determined in good faith by the Board.

     4. Conversion. The holders of the Senior Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Senior Stock shall be convertible, at the  option of the  holder  thereof,  at any time and from time to time, into such number of fully paid and nonassessable  shares of Common Stock as is determined by dividing (i) the Original  Price of such share by (ii) the
     Conversion  Price  (as  defined  below)  determined  as of such  time  (the
     "Conversion  Rate"). In the event of a Liquidation of the Corporation,  the
     Conversion Rights shall terminate at the close of business on the last full day preceding  the date fixed for the payment of any amounts  distributable on Liquidation to the holders of Senior Stock.  The  "Conversion  Price" at which shares of Common Stock shall be  deliverable  upon  conversion of the
     Series A Stock  without  the  payment of  additional  consideration  by the holder thereof as of the date hereof shall be $.832. The "Conversion Price"
     at which shares of Common Stock shall be deliverable upon conversion of the
     Series B Stock  without  the  payment of  additional  consideration  by the holder thereof as of the date hereof shall be $1.74.  Such Conversion Price and the rate at which shares of Senior  Stock may be converted  into shares of Common Stock, shall be subject to adjustment as provided in this Section
     4.

          (b) Automatic  Conversion.  The Senior Stock then outstanding shall be automatically  converted  into shares of Common Stock at the then effective
     Conversion  Rate  (a)   immediately   upon  the  closing  of  an  effective
     registration  statement  under  the  Securities  Act of 1933,  as  amended, covering  the  initial  offer and sale of Common  Stock to the public at an offering  price of (a) (i) for the period  commencing on the date of filing of these Restated Articles of Incorporation and continuing for a three year period  thereafter,  at least $6.96 per share of Common  Stock  (subject to appropriate  adjustment in the event of any  Recapitalization  Event), (ii)
     for the period commencing three years following the date of filing of these
     Restated  Articles of  Incorporation  and continuing  thereafter,  at least
     $5.22 per share of Common Stock (subject to  appropriate  adjustment in the event of any  Recapitalization  Event), with aggregate proceeds of at least
     $10,000,000;  or (b) as to Series B Stock,  in the  event of a  Liquidation pursuant to which,  in the absence of any preference and with all shares of
     Senior  Stock  participating  on an as-if  converted  basis,  the  proceeds distributable  to the holders of Series B Stock would exceed five times the
     Series B Liquidation Price; or (c) as to a series of Senior Stock, upon the vote or consent of a majority of the then outstanding shares of such series of Senior Stock.

          (c) Mechanics of  Conversion.  Before any holder of Senior Stock shall be entitled to convert  the same into  shares of Common  Stock  pursuant to subsection  4(a),  he  shall  surrender  the  certificate  or  certificates therefor,  duly  endorsed,  at the  office  of this  Corporation  or of any transfer agent for the Senior Stock,  and shall give written notice to this
     Corporation at its principal  corporate  office, of the election to convert the same and shall state therein the name or names in which the certificate or  certificates  for  shares  of  Common  Stock  are  to be  issued.  This
     Corporation shall, as soon as practicable thereafter,  issue and deliver at such office to such holder of Senior Stock, a certificate  or  certificates for the  number of shares of Common  Stock to which  such  holder  shall be entitled.  Such  conversion  shall be deemed to have been made  immediately prior to the close of business on the date of such  surrender of the shares of Senior  Stock to be  converted,  and the person or persons  entitled  to receive the shares of Common Stock issuable upon such  conversion  shall be treated for all purposes as the record  holder or holders of such shares of
     Common Stock as of such date. If the  conversion  is in connection  with an underwritten  offering of securities  registered pursuant to the Securities
     Act of 1933,  the  conversion  may,  at the option of any holder  tendering
     Senior  Stock for  conversion,  be  conditioned  upon the closing  with the underwriters of the sale of securities pursuant to such offering,  in which event the person(s) entitled to receive the Common Stock upon conversion of the Senior  Stock shall not be deemed to have  converted  such Senior Stock until immediately prior to the closing of such sale of securities.

          (d) Conversion Price  Adjustments of Senior Stock for Certain Dilutive
     Issuances,  Recapitalization  Events.  The  Conversion  Price of the Senior
     Stock shall be subject to adjustment from time to time as follows:

               (i)

                    (A) If the  Corporation  shall  issue,  after  the date upon which any shares of a series of Senior  Stock  were first  issued
               (the "Purchase Date" with respect to such series), any Additional
               Stock  (as  defined  below)  without   consideration   or  for  a
               consideration  per share less than the Conversion  Price for such series  of  Senior  Stock  in  effect  immediately  prior  to the issuance of such Additional  Stock, the Conversion Price for such series of Senior Stock in effect  immediately  prior to each such issuance shall  forthwith  (except as otherwise  provided in this clause (i)) be adjusted to a price determined by multiplying such
               Conversion  Price by a fraction,  the numerator of which shall be the  number of shares of  Common  Stock  outstanding  immediately prior to such  issuance plus the number of shares of Common Stock that the aggregate  consideration received by the Corporation for the total  number  shares  of  Additional  Stock so issued  would purchase at such Conversion  Price;  and the denominator of which shall  be the  number  of  shares  of  Common  Stock  outstanding immediately  prior to such  issuance plus the number of shares of such Additional Stock so issued.

                    (B) No  adjustment  of the  Conversion  Price for the Senior
               Stock  shall be made in an amount  less than one cent per  share, provided that any  adjustments  which are not required to be made by reason of this sentence shall be carried  forward and shall be either taken into account in any subsequent adjustment made prior to three  years  from the date of the  event  giving  rise to the adjustment being carried forward,  or shall be made at the end of three  years  from  the  date  of the  event  giving  rise to the adjustment  being carried  forward.  Except to the limited extent provided for in subsections  (E)(3) and (E)(4),  no adjustment of such Conversion  Price pursuant to this subsection  4(d)(i) shall have the effect of  increasing  the  Conversion  Price  above the
               Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the  issuance  of Common  Stock for cash, the  consideration  shall be deemed to be the amount of cash paid therefor before deducting any reasonable  discounts,  commissions or other expenses  allowed,  paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the  issuance  of the Common  Stock for a
               consideration   in  whole  or  in  part  other  than  cash,   the
               consideration  other  than  cash  shall be  deemed to be the fair value  thereof as  determined  by the Board  irrespective  of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or  exchangeable  for Common Stock or options to purchase or
               rights  to  subscribe  for  such   convertible  or   exchangeable
               securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                    (1) The aggregate  maximum  number of shares of Common Stock deliverable  upon  exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the  time  such  options  or  rights  were  issued  and  for a consideration  equal  to  the  consideration  (determined  in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation  upon the issuance of such options or rights plus the minimum  exercise  price provided in such options or rights for the Common Stock covered thereby.

                    (2) The aggregate  maximum  number of shares of Common Stock deliverable  upon  conversion  of or in  exchange  for  any  such convertible  or  exchangeable  securities or upon the exercise of options to purchase or rights to subscribe  for such  convertible or exchangeable  securities and subsequent conversion or exchange thereof  shall be  deemed  to have  been  issued at the time such securities  were issued or such options or rights were issued and for a consideration equal to the consideration,  if any, received by the Corporation for any such securities and related options or rights  (excluding  any  cash  received  on  account  of  accrued interest  or  accrued  dividends),  plus the  minimum  additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such  securities or the exercise of any related options or rights (the  consideration  in each case to be determined in the manner  provided in subsections  4(d)(i)(C) and
               4(d)(i)(D)).

                    (3) In the event of any  change  in the  number of shares of
               Common Stock deliverable or in the consideration  payable to this
               Corporation  upon  exercise  of such  options  or  rights or upon conversion of or in exchange for such convertible or exchangeable securities,  including,  but not limited  to, a change  resulting from the antidilution provisions thereof, the Conversion Price of the  Senior  Stock,  to the  extent  in any  way  affected  by or computed  using  such  options,  rights or  securities,  shall be recomputed  to reflect  such  change,  but no further  adjustment shall be made for the  actual  issuance  of  Common  Stock or any payment  of such  consideration  upon  the  exercise  of any such
               options  or  rights  or  the   conversion  or  exchange  of  such
               securities.

                    (4) Upon the  expiration of any such options or rights,  the termination  of any such  rights to  convert or  exchange  or the expiration of any options or rights  related to such  convertible or exchangeable  securities,  the Conversion  Price of the Senior
               Stock,  to the extent in any way  affected by or  computed  using such options,  rights or securities or options or rights  related to such  securities,  shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and  convertible or exchangeable  securities  which remain in effect) actually issued upon the exercise of such options or rights,  upon the conversion or  exchange  of such  securities  or upon  the  exercise  of the options or rights related to such securities.

                    (5) The number of shares of Common Stock  deemed  issued and the  consideration  deemed paid therefor  pursuant to subsections
               4(d)(i)(E)(1) and (2) shall be appropriately  adjusted to reflect any change,  termination  or expiration of the type  described in either subsection 4(d)(i)(E)(3) or (4).

                         (ii) "Additional Stock" shall mean any shares of Common
                    Stock  issued (or  deemed to have been  issued  pursuant  to
                    subsection   4(d)(i)(E))  by  this  corporation   after  the
                    Purchase Date other than:

                         (A)  Common  Stock  issued  pursuant  to a  transaction
                    described in subsection 4(d)(iii) hereof,

                         (B) the grant or exercise of options to purchase or the
                    issuance of shares of Common Stock to employees,  directors, or  consultants  of  this  Corporation  pursuant  to (i) the
                    Kreiss Johnson Technologies, Inc. 1998 Stock Option Plan, or
                    any other stock option or stock  purchase  plan  approved by the Board and a majority of the  shareholders of the Company voting  together  as a single  class;  (ii) the  exercise of options to purchase  83,325 shares of Common Stock  pursuant to that certain Stock Option  Agreement dated as of March 1,
                    1998 between the Corporation and John Trzeciak; or (iii) the issuance  to,  or  exercise  of  warrants  held by,  Cinergy
                    Ventures, II, LLC.

                         (iii) In the event the  Corporation  should at any time
                    or from time to time  after the  Purchase  Date fix a record date for the  effectuation  of a split or subdivision of the outstanding  shares of Common Stock or the  determination of holders of Common  Stock  entitled  to receive a dividend or other  distribution  payable in additional  shares of Common
                    Stock or other  securities  or rights  convertible  into, or
                    entitling  the  holder   thereof  to  receive   directly  or
                    indirectly,  additional shares of Common Stock  (hereinafter referred to as "Common Stock  Equivalents")  without payment of any  consideration  by such  holder  for  the  additional shares  of  Common  Stock or the  Common  Stock  Equivalents
                    (including  the  additional  shares of Common Stock issuable upon  conversion  or  exercise  thereof),  then,  as of such record  date  (or the  date of such  dividend  distribution, split  or  subdivision  if no  record  date is  fixed),  the
                    Conversion  Price of the Senior Stock shall be appropriately decreased  so that the  number of  shares  of  Common  Stock issuable  on  conversion  of each share of each such  series shall be increased  in  proportion  to such  increase of the aggregate  of shares of Common Stock  outstanding  and those issuable with respect to such Common Stock  Equivalents with the number of shares  issuable  with respect to Common Stock
                    Equivalents  determined  from  time to  time  in the  manner provided for deemed issuances in subsection 4(d)(i)(E).

                         (iv)  If  the   number  of   shares  of  Common   Stock
                    outstanding at any time after the Purchase Date is decreased by a combination of the outstanding  shares of Common Stock, then,  following  the record date of such  combination,  the
                    Conversion Price for the Senior Stock shall be appropriately increased  so that the  number of  shares  of  Common  Stock issuable  on  conversion  of each share of each such  series shall  be  decreased  in  proportion  to  such  decrease  in outstanding shares.

                         (e) Other Distributions.  In the event this Corporation
                    shall declare a distribution  payable in securities of other
                    persons,   evidences   of   indebtedness   issued   by  this
                    corporation  or  other  persons,   assets   (excluding  cash
                    dividends)   or  options  or  rights  not   referred  to  in
                    subsection  4(d)(iii),  then,  in  each  such  case  for the purpose of this  subsection  4(e), the holders of the Senior
                    Stock shall be entitled to a proportionate share of any such distribution  as though  they were the holders of the number of shares  of Common  Stock of the  Corporation  into  which their  shares of  Senior  Stock  are  convertible  as of the record  date fixed for the  determination  of the holders of
                    Common  Stock of the  Corporation  entitled to receive  such distribution.

                         (f)  Recapitalizations.  If at any time or from time to
                    time there shall be a  recapitalization  of the Common Stock
                    (other than a Liquidation  or  subdivision,  combination  or merger or sale of assets transaction  provided for elsewhere in this  Section  4)  provision  shall  be made so that  the holders of the Senior Stock shall  thereafter be entitled to receive  upon  conversion  of the Senior Stock the number of shares  of stock  or other  securities  or  property  of the corporation or otherwise,  to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case,  appropriate adjustment shall be made in the  application  of the provisions of this
                    Section 4 with  respect to the rights of the  holders of the
                    Senior Stock after the  recapitalization to the end that the provisions  of this Section 4 (including  adjustment  of the
                    Conversion  Price  then in effect  and the  number of shares purchasable  upon  conversion  of the Senior Stock) shall be applicable  after that event as nearly  equivalent as may be practicable.

                         (g)  No  Impairment.  This  Corporation  will  not,  by
                    amendment  of its Articles of  Incorporation  or through any
                    reorganization,   recapitalization,   transfer   of  assets,
                    consolidation,   merger,  dissolution,   issue  or  sale  of
                    securities or any other voluntary  action,  avoid or seek to avoid the  observance or  performance of any of the terms to be observed or performed hereunder by this corporation,  but will at all times in good faith  assist in the  carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or  appropriate in order to  protect  the  Conversion  Rights of the  holders  of the
                    Senior Stock against impairment.

                         (h)  No  Fractional   Shares  and   Certificate  as  to
                    Adjustments.

                         (i) No  fractional  shares  shall  be  issued  upon the
                    conversion of any share or shares of the Senior  Stock,  and the number of shares of Common  Stock to be issued  shall be
                    rounded  to  the  nearest   whole  share.   Whether  or  not
                    fractional shares are issuable upon such conversion shall be determined  on the  basis of the  total  number of shares of
                    Senior  Stock  the  holder  is at the time  converting  into
                    Common  Stock and the  number  of  shares  of  Common  Stock issuable upon such aggregate conversion.

                         (ii)  Upon  the   occurrence  of  each   adjustment  or
                    readjustment  of the Conversion  Price of a series of Senior
                    Stock pursuant to this Section 4, this  Corporation,  at its
                    expense,   shall   promptly   compute  such   adjustment  or
                    readjustment in accordance with the terms hereof and prepare and  furnish  to each  holder  of the  applicable  series of
                    Senior Stock a certificate  setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Senior
                    Stock,  furnish or cause to be  furnished  to such  holder a like  certificate  setting  forth  (A) such  adjustment  and readjustment,  (B) the  Conversion  Price for such series of
                    Senior  Stock at the time in  effect,  and (C) the number of shares of  Common  Stock and the  amount,  if any,  of other property  which  at the  time  would  be  received  upon the conversion of a share of Senior Stock.

                         (i) Notices of Record Date.  In the event of any taking
                    by this  Corporation of a record of the holders of any class of  securities  for the purpose of  determining  the holders thereof who are entitled to receive any dividend (other than a  cash  dividend)  or  other  distribution,  any  right  to subscribe for,  purchase or otherwise  acquire any shares of stock of any class or any other  securities or property,  or to receive any other right,  this Corporation  shall mail to each holder of Senior  Stock,  at least 20 days prior to the date  specified  therein,  a notice  specifying  the date on which any such record is to be taken for the purpose of such
                    dividend,   distribution  or  right,   and  the  amount  and
                    character of such dividend, distribution or right.

                         (j) Reservation of Stock Issuable Upon Conversion. This
                    Corporation  shall at all times  reserve and keep  available out of its authorized  but unissued  shares of Common Stock, solely for the purpose of effecting  the  conversion  of the shares of the  Senior  Stock,  such  number of its shares of
                    Common  Stock as shall  from time to time be  sufficient  to effect  the  conversion  of all  outstanding  shares  of the
                    Senior  Stock;  and if at any time the number of  authorized but unissued  shares of Common Stock shall not be sufficient to effect the conversion of all then  outstanding  shares of the Senior  Stock,  in  addition  to such other  remedies as shall be available to the holder of such Senior Stock,  this
                    Corporation  will take such corporate  action as may, in the opinion  of  its  counsel,  be  necessary  to  increase  its authorized  but  unissued  shares  of  Common  Stock to such number of shares as shall be sufficient  for such  purposes, including,  without limitation,  engaging in best efforts to obtain the requisite  shareholder  approval of any necessary amendment to these articles.

                         (k) Notices.  Any notice  required by the provisions of
                    this  Section  4 to be given to the  holders  of  shares  of
                    Senior  Stock  shall be  deemed  given if  deposited  in the
                    United States mail,  postage prepaid,  and addressed to each holder of record at his  address  appearing  on the books of this corporation.

          5. Voting Rights.

               (a)  Generally.  The holder of each share of Senior  Stock  shall have the right to one vote for each  share of Common  Stock into which such share of Senior Stock could then be  converted,  and with respect to such vote,  such holder  shall have full  voting  rights and powers equal to the voting  rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any  shareholders'  meeting in  accordance  with the bylaws of this
          Corporation,  and except as to the election of directors for which the holders  of Common  Stock have the right to vote  pursuant  to Section
          5(b)(iii),  shall be entitled to vote, together with holders of Common
          Stock, with respect to any question upon which holders of Common Stock have the  right to vote.  Fractional  votes  shall  not,  however,  be
          permitted  and  any   fractional   voting   rights   available  on  an
          as-converted  basis (after aggregating all shares into which shares of
          Senior Stock held by each holder could be converted)  shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Election of Directors. The number of directors shall be fixed as provided in the Corporation's  bylaws.  As of the date hereof,  the number of directors so fixed shall be five who shall be nominated  and elected as follows.

                    (i) So long as the  holders  of Series B Stock hold at least
               430,150  outstanding  shares of Series B Stock (as  adjusted  for
               Recapitalization  Events  described in Section 4), the holders of
               Series B Stock voting as a class shall have the right to nominate and elect two (2) individuals to be a director; if the holders of
               Series B Stock  holds at least  86,830 but not more than  430,149
               outstanding   shares  of  Series  B  Stock   (as   adjusted   for
               Recapitalization  Events  described  in Section 4), such  holders shall then be entitled to  nominate  and elect one (1)  director, with the then  remaining  director(s) to be nominated and elected by  the  holders  of  Common  Stock  as  provided  in  subsection
               5(b)(iii)  below.  Each director duly elected to the Board by the holders of Series B Stock in  accordance  with this Section shall be  subject  to  removal  only at the  request  of  holders  of a majority of the shares of the Series B Stock;

                    (ii) So long as S.L. Industries, Inc. holds at least 150,250 shares of Series A Stock (as adjusted for Recapitalization Events described  in Section 4), the holders of Series A Stock voting as a class  shall  have the  right to  nominate  and  elect  one (1)
               individual to be a director,  and if S.L. Industries,  Inc, holds less  than  150,250  outstanding  shares  of  Series A Stock  (as adjusted for Recapitalization Events described in Section 4), the director to be elected pursuant to this subsection 5(b)(ii) shall be  nominated  and  elected  by the  holders  of Common  Stock as provided  in  subsection  5(b)(iii)  below.  Each  director  duly elected  to the  Board  by the  holders  of  Series  A  Stock  in accordance  with this Section shall be subject to removal only at the  request of  holders of a majority  of the shares of Series A
               Stock; and

                    (iii)  Subject to the  provisions  increasing  the number of directors  to be  elected  by the  holders  of  Common  Stock  as provided in  subsections  5(b)(i) and (ii) above,  the holders of
               Common  Stock voting as a class shall have the right to elect two
               (2)  individuals to be a director.  Each director duly elected to the Board in  accordance  with this  Section  shall be subject to removal  only at the  request of  holders  of a  majority  of the shares of Common Stock.

          6. Protective Provisions.

               (a) Series A Stock.  After the  Purchase  Date and so long as any shares of Series A Stock are outstanding,  this Corporation  shall not without first obtaining the approval (by vote or written  consent,  as provided  by law) of the  holders of at least a  majority  of the then outstanding shares of Series A Stock:

                    (i) alter or change the rights, preferences or privileges of the  shares  of  Series A Stock  so as to  affect  adversely  the shares;

                    (ii)  increase or decrease  (other than by  conversion)  the total number of authorized shares of Series A Stock; or

                    (iii) authorize or issue,  or obligate itself to issue,  any other equity security,  including any other security  convertible into or exercisable  for any equity  security having a preference over, or being on a parity with,  the Series A Stock with respect to voting, dividends or upon Liquidation.

               (b) Series B Stock; Basic Rights.  After the Purchase Date and so
          long as any shares of Series B Stock are outstanding, this Corporation shall not without  first  obtaining  the  approval (by vote or written consent,  as provided by law) of the holders of at least sixty-six and two thirds percent (66 2/3%) the then  outstanding  shares of Series B
          Stock:

                    (i) alter or change the rights, preferences or privileges of the  shares  of  Series B Stock  so as to  affect  adversely  the shares;

                    (ii)  increase or decrease  (other than by  conversion)  the total number of authorized shares of Series B Stock; or

                    (iii) authorize or issue,  or obligate itself to issue,  any other equity security,  including any other security  convertible into or exercisable  for any equity  security having a preference over, or being on a parity with,  the Series B Stock with respect to voting, dividends or upon Liquidation.

               (c) Series B Stock;  Special Rights.  After the Purchase Date and
          so  long as the  holders  of  Series  B Stock  hold at  least  430,150 outstanding shares of Series B Stock (as adjusted for Recapitalization
          Events  described  in Section 4), this  Corporation  shall not without first obtaining the approval (by vote or written consent,  as provided by law) of the holders of at least  sixty-six  and two thirds  percent
          (66 2/3%) of the then outstanding shares of Series B Stock:

                    (i)  consummate  a  transaction  the  result of which  would result in a Liquidation;

                    (ii)  redeem,  purchase  or  otherwise  acquire any share or shares of  Preferred  Stock or Common Stock or declare a dividend with  regard  to  any  security  (or  securities  convertible  or exchangeable  into,  or  exercisable  for, a  Corporation  equity interest);  provided,  however,  that this restriction  shall not apply to the repurchase of shares of Common Stock from employees, officers,  directors,  consultants  or other  persons  performing services  for  the  Corporation  or any  subsidiary  pursuant  to
               agreements   under  which  the  Corporation  has  the  option  to
               repurchase  such  shares,  as  approved  by  the  Board,  or  the repurchase  of shares  pursuant to that certain  Investor  Rights
               Agreement by and between the  Corporation  and its  shareholders, dated as of December 4, 1998, as amended;

                    (iii) amend the  Corporation's  Articles of Incorporation or
               Bylaws  in a  manner  which  adversely  affects  in any  material
               respect  the  Series  B  Stock,   provided,   however,  that  the
               Corporation may amend its Articles of  Incorporation  in order to authorize  securities  which are junior with respect to dividends and  liquidation  rights  to  the  Series  B  Stock  and/or  debt securities;

                    (iv)  change  the  authorized  number  of  directors  of the
               Corporation;

                    (v) expand into a new business unrelated to the development, marketing  and  sale  of  power  quality  software  products  and services;

                    (vi)  engage  in asset or equity  acquisitions  in excess of
               $200,000;

                    (vii) incur indebtedness in excess of $250,000;

                    (viii) engage in any transaction with a shareholder, officer or director of the Corporation  unless such transaction is in the ordinary  course  of  business  upon  terms  which  are  no  less favorable to the  Corporation  than could  reasonably be expected
               (as  determined  by the Board ) to be  obtained  in a  comparable transaction with an unrelated party; or

                    (ix) the appointment, dismissal or compensation arrangements for executive officers following the date hereof.

     At such time as the holders of Series B Stock fail to hold at least 215,075 shares of Series B Stock (as adjusted for  Recapitalization  Events described in
Section  4), the right to approve the  matters  set forth in this  Section  6(c)
(iii) through (ix) shall terminate.

          B. Common Stock.

               1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time  outstanding  having  prior  rights as to dividends,  the  holders  of the Common  Stock  shall be  entitled  to receive,  when and as declared by the Board of  Directors,  out of any assets of the corporation legally available  therefor,  such dividends as may be declared from time to time by the Board of Directors.

               2.  Liquidation  Rights.  Upon the  liquidation,  dissolution  or winding up of the Corporation,  the assets of the Corporation shall be distributed  as provided in Section 3 of Division  (A) of this Article
          III hereof.

               3. Redemption. The Common Stock is not redeemable.

               4. Voting Rights.  The holder of each share of Common Stock shall have the right to one vote,  and  shall be  entitled  to notice of any
          shareholders'   meeting  in   accordance   with  the  bylaws  of  this
          Corporation,  and shall be entitled  to vote upon such  matters and in such manner as may be provided by law.

                                   ARTICLE IV.

          A. The  liability of the  directors of this  Corporation  for monetary damages  shall  be  eliminated  to the  fullest  extent  permissible  under
     California law.

          B. This Corporation is authorized to provide indemnification of agents
     (as defined in Section 317 of the  California  Corporations  Code)  through bylaw  provisions,  agreements  with the agents,  vote of  shareholders  or disinterested  directors,  or  otherwise  in excess of the  indemnification otherwise  permitted by Section 317 of the  California  Corporations  Code,
     subject  only  to  applicable  limits  set  forth  in  Section  204  of the
     California  Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

          THREE: The foregoing amendment has been approved by the Board.

          FOUR:  The  foregoing  amendment  was  approved  by the holders of the requisite  number of shares of said corporation in accordance with Sections
     902 and 903 of the California General  Corporation Law; the total number of outstanding  shares of each  class  entitled  to vote with  respect  to the foregoing  amendment was 750,000  shares of Common Stock and 300,500 shares of Series A Preferred  Stock.  The number of shares  voting in favor of the foregoing  amendment  equaled or exceeded the vote required,  such required vote  being a  majority  of the  outstanding  shares of Common  Stock and a majority of the outstanding shares of Series A Preferred Stock.

         Executed at San Diego, California, on October 3, 2001.

                                      -------------------------------------
                                      David Kreiss, President

                                      -------------------------------------
                                      John Trzeciak, Secretary

                       VERIFICATION BY WRITTEN DECLARATION

     The undersigned,  David Kreiss,  declares this 3rd day of October 2001, at
San Diego,  County of San Diego,  State of California,  under penalty of perjury under  the laws of the  State  of  California  that he has  read  the  foregoing certificate and knows the contents  thereof and that the same is true of his own knowledge.

                                      -----------------------------------

                                      David Kreiss, President

     The undersigned,  John Trzeciak, declares this 3rd day of October 2001, at
San Diego,  County of San Diego,  State of California,  under penalty of perjury under  the laws of the  State  of  California  that he has  read  the  foregoing certificate and knows the contents  thereof and that the same is true of his own knowledge.

                                     -----------------------------------

                                     John Trzeciak, Secretary